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          EXHIBIT 23 TO ANNUAL REPORT ON FORM 10-K FOR FRONTSTEP, INC.


                         CONSENT OF INDEPENDENT AUDITORS
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                                                                      Exhibit 23


                        CONSENT OF INDEPENDENT AUDITORS


The Board of Directors
Frontstep, Inc.:

We consent to the incorporation by reference in the registration statements on Form S-3 (Nos. 333-42894) and Form S-8 (Nos. 33-40546, 33-45416, 33-73014,
33-73016, 333-660, 333-10631, 33-10633, 333-43947, and 333-91811) of Frontstep,
Inc. of our report dated August 13, 2001, relating to the consolidated balance sheet of Frontstep, Inc. and subsidiaries as of June 30, 2001, and the related consolidated statements of operations, shareholders' equity and cash flows for the year ended June 30, 2001, which report appears in the June 30, 2001 annual report on Form 10-K of Frontstep, Inc.


/s/ KPMG LLP


Columbus, Ohio
September 27, 2001
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                        CONSENT OF INDEPENDENT AUDITORS



We consent to the incorporation by reference in the Registration Statements (Forms S-8 No. 33-40546, No. 33-45416, No. 33-73014, No. 33-73016, No. 333-660,
No. 333-10631, No. 333-10633, No. 333-43947, and No. 333-91811, and Form S-3
No. 333-42894) of Frontstep, Inc. (formerly Symix Systems, Inc.) of our report dated July 27, 2000, with respect to the consolidated balance sheet of Frontstep, Inc. (formerly Symix Systems, Inc.) as of June 30, 2000 and the related consolidated statements of operations, shareholders' equity, and cash flows for each of the two years in the period ended June 30, 2000 included in this Annual Report (Form 10-K) of Frontstep, Inc.

                                                  /s/ Ernst & Young LLP


Columbus, Ohio
September 27, 2001